UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)   (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 1 to Form 8-K amends the Form 8-K dated October 3, 2011, originally filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2011, in which The Clorox Company (the “Company”) reported that Stephen M. Robb had been appointed as the Company’s Senior Vice President – Chief Financial Officer, effective as of November 17, 2011. In connection with Mr. Robb’s appointment, on November 15, 2011, the Management Development and Compensation Committee of the Board of Directors of the Company approved an increase in Mr. Robb’s base salary to $425,000 and an increase in his short term incentive target from 55% to 70% of his salary effective as of November 17, 2011. Mr. Robb was also granted stock options exercisable for 32,467 shares, which will vest over four years with 25% vesting each year. In addition, Mr. Robb will also be eligible to participate in the Company’s Severance Plan for Clorox Executive Committee Members and Executive Change in Control Severance Plan. Additional information relating to the compensation of the Company’s executive officers can be found in the Company’s 2011 proxy statement filed with the SEC on September 30, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: November 18, 2011	By:	/s/ Laura Stein
Senior Vice President –
General Counsel